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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our reports dated February 21, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended January 1, 1994, in the following Registration Statements of Safeway Inc.:

*   No. 33-33388 on Form S-3 regarding Warrants to Purchase Common Stock,

* No. 33-36753 on Form S-8 regarding the Safeway Inc. Outside Director Equity Purchase Plan,

* No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

* No. 33-42232 on Forms S-3 and S-8 regarding the Amended and Restated Stock Option Plan for Key Employees of Safeway Inc.,

* No. 33-48884 on Form S-8 regarding the Amended and Restated Stock Option Plan for Key Employees of Safeway Inc.,

*   No. 33-51552 on Form S-3 regarding Debt Securities, and

* No. 33-51119 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Inc.





DELOITTE & TOUCHE
Oakland, California
March 24, 1994